UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 20, 2014

ORYON TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-34212	26-2626737
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4251 Kellway Circle Addison, Texas 75001
(Address of principal executive offices)

Registrant’s telephone number, including area code: (214) 267-1321

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 8.01 Other Events.

On February 6, 2014, M. Richard Marcus (the “plaintiff”) filed a lawsuit against Oryon Technologies, Inc. (“Oryon”) and certain of its subsidiaries and directors, and EFL Tech B.V. (“EFL”) and an affiliate, (collectively, the “defendants”) in the District Court for Dallas County, Texas, (the “Court”) alleging a breach of fiduciary duty, inducement of fiduciary duty, minority shareholder oppression, breach of promissory note, and tortious interference with contract, in connection with the transaction between Oryon and EFL that is described in Oryon’s Form 8-K Current Report filed with the Securities and Exchange Commission (the “Commission”) on January 27, 2014 (the “EFL Transaction”).

In the lawsuit, the plaintiff seeks monetary damages, and a temporary restraining order, temporary injunction and permanent injunction against the defendants, as described in Oryon’s Form 8-K Current Report filed with the Commission on February 13, 2014.

After a hearing before the Court held on February 14 and 19, 2014, the Court entered an Order on February 20, 2014:

1.	Denying plaintiff’s request for a temporary injunction; and

2.	Ordering that plaintiff shall not obstruct or interfere with Oryon’s and EFL’s continuing operations and transactions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 24, 2014	ORYON TECHNOLOGIES, INC.

	By:	/s/ Mark E. Pape
Mark E. Pape, Chief Financial Officer